EXHIBIT 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

      We hereby consent to the incorporation of our report dated March 31, 2005, included in this 10-KSB, in the previously filed Registration Statements of Infinite Group, Inc. on Form S-8 (No. 333-36266) and Form S-2 (No. 333-51768).

        FREED MAXICK & BATTAGLIA, CPAs, PC

Buffalo, New York
July 22, 2005